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                                                                      Exhibit 23

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Met-Pro Corporation
Harleysville, Pennsylvania

We consent to the incorporation by reference in the Prospectus forming a part of the Registration Statement on Form S-3 of Met-Pro Corporation declared effective on December 31, 1996 (File No. 333-13929) of our report dated February 28, 1997 on the consolidated financial statements of Met-Pro Corporation and its wholly owned subsidiaries filed as part of Met-Pro Corporation's Annual Report on Form 10-K for the year ended January 31, 1997.

                                                  /s/  MARGOLIS & COMPANY P.C.
                                                  ------------------------------
                                                   Certified Public Accountants

Bala Cynwyd, Pennsylvania
April 25, 1997